UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2008

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On August 5, 2008, OraSure Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2008 and providing an update on certain financial guidance. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph E. Zack, the Company’s Executive Vice President, Marketing and Sales, will retire from the Company on August 29, 2008. Following his retirement, Mr. Zack will provide consulting services for the Company. Although the terms of a consulting agreement have not yet been completely finalized, it is expected that Mr. Zack will provide service for a twelve-month period following his retirement for compensation equal to his current annual base salary.

P. Michael Formica, the Company’s Executive Vice President, Operations, will be appointed as Executive Vice President and General Manager, Cryosurgery Systems. In this capacity, Mr. Formica will oversee the Company’s professional and over-the-counter cryosurgical product lines. Mr. Formica will continue to oversee operations until a successor for that position is found.

Item 8.01 – Other Events.

On August 5, 2008, the Company issued a press release announcing that its Board of Directors has authorized a stock repurchase program for up to a total of $25 million of the Company’s outstanding common stock. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 5, 2008, announcing financial results of OraSure Technologies, Inc. for the quarter ended June 30, 2008 and providing an update on certain financial guidance.

99.2	Press Release, dated August 5, 2008, announcing a stock repurchase program.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: August 5, 2008	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated August 5, 2008, announcing financial results of OraSure Technologies, Inc. for the quarter ended June 30, 2008 and providing an update on certain financial guidance.

99.2	Press Release, dated August 5, 2008, announcing a stock repurchase program.